Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated August 21, 2025, relating to the financial statements and financial highlights, which appear in the June 30, 2025 Annual Reports to Shareholders on Form N-CSR for the year ended June 30, 2025 of Janus Henderson Absolute Return Income Opportunities Fund, Janus Henderson Adaptive Risk Managed U.S. Equity Fund, Janus Henderson Developed World Bond Fund, Janus Henderson Flexible Bond Fund, Janus Henderson Global Allocation Fund – Conservative, Janus Henderson Global Allocation Fund – Growth, Janus Henderson Global Allocation Fund – Moderate, Janus Henderson Government Money Market Fund, Janus Henderson High-Yield Fund, Janus Henderson International Dividend Fund, Janus Henderson Mid Cap Value Fund, Janus Henderson Money Market Fund, Janus Henderson Multi-Sector Income Fund, Janus Henderson Short Duration Flexible Bond Fund, Janus Henderson Small Cap Value Fund, and Janus Henderson Small-Mid Cap Value Fund (sixteen of the funds constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

October 24, 2025